Exhibit 10.1
AMENDMENT NO. 5
(dated and effective September 22, 2006)
to
CREDIT AGREEMENT
(that was dated as of September 14, 2004)
by and among
LASALLE BANK NATIONAL ASSOCIATION,
as Administrative Agent and Co-Lead Arranger,
WACHOVIA CAPITAL MARKETS, LLC, as Co-Lead Arranger,
WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent,
the LENDERS,
and CENTENE CORPORATION,
as Company
     In consideration of their mutual agreements herein and for other sufficient consideration, the receipt of which is hereby acknowledged, CENTENE CORPORATION, a Delaware corporation (Company), LASALLE BANK NATIONAL ASSOCIATION (Administrative Agent), and the Lenders agree as follows:
1. Definitions; Section References. The term Original Loan Agreement means the Credit Agreement dated as of September 14, 2004 among Company, Administrative Agent, and the Lenders party thereto, as amended by that certain Amendment No. 1 thereto dated as of July 18, 2005, as further amended by that certain Amendment No. 2 thereto dated as of September 9, 2005, as further amended by that certain Amendment No. 3 thereto dated as of November 7, 2005, as further amended by that certain Amendment No. 4 thereto dated as of April 7, 2006. The term this Amendment means this Amendment No. 5. The term Loan Agreement means the Original Loan Agreement as amended by this Amendment. Capitalized terms used and not otherwise defined herein have the meanings defined in the Loan Agreement. Section and Exhibit references are to sections of, and exhibits to, respectively, the Original Loan Agreement unless otherwise specified.
2. Conditions to Effectiveness of this Amendment. This Amendment is effective as of September 22, 2006, but only if (i) this Amendment has been duly executed by Company, Administrative Agent, and each Lender, and (ii) all of the documents listed on Exhibit A to this Amendment have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent, and all of the requirements described in Exhibit A to this Amendment have been satisfied.
3. Amendments to Original Loan Agreement. The Original Loan Agreement is hereby amended as follows:
3.1. Agent Fee Letter. The definition of “Agent Fee Letter” in Section 1 is deleted in its entirety and replaced with the following:
Agent Fee Letter means the fee letter dated as of August 8, 2006 between the Company and Administrative Agent.
3.2. Applicable Margin. The definition of “Applicable Margin” in Section 1 is amended by deleting the table therein in its entirety and replacing it with the following:

	Total Debt
	to EBITDA	LIBOR	Base Rate	Non-Use	L/C Fee
Level	Ratio	Margin	Margin	Fee Rate	Rate
I	Greater than or equal to 2.5:1	1.75%	0.25%	0.275%	1.75%

II	Greater than or equal to 2.0:1 but less than 2.5:1	1.50%	0.00%	0.25%	1.50%

III	Greater than or equal to 1.5:1 but less than 2.0:1	1.25%	0.00%	0.225%	1.25%

IV	Greater than or equal to 1.0:1 but less than 1.5:1	1.00%	0.00%	0.175%	1.00%

V	Less than 1.0:1	0.75%	0.00%	0.15%	0.75%
3.3.	Centene Plaza Divestiture. The following definition is inserted in Section 1:

Centene Plaza Divestiture means the sale, transfer, or contribution by the applicable Loan Party of its right, title, and interest in and to the real property and improvements known as Centene Plaza on fair and reasonable terms and on an arm’s length basis to another Loan Party (of which at least 50% of the Capital Securities are owned directly or indirectly by Company and the remaining Capital Securities are owned directly or indirectly by Company’s development partners with respect to the Centene Plaza Project).

3.4.	Centene Plaza Documents. The following definition is inserted in Section 1:

Centene Plaza Documents means those loan documents entered into between any applicable Loan Party and the lenders thereunder related to the financing of the Centene Plaza Project, and all notes, instruments, documents, and agreements executed or delivered from time to time in connection therewith, in each case as amended, restated, supplemented or otherwise modified from time to time.

3.5.	Centene Plaza Project. The following definition is inserted in Section 1:

Centene Plaza Project means the development and construction of the office building complex project in Clayton, Missouri known as Centene Plaza.
3.6. EBITDA. The definition of “EBITDA” in Section 1 is deleted in its entirety and replaced with the following:
EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period, non-cash charges associated with stock-based compensation expenses pursuant to the financial reporting guidance of the Financial Accounting Standards Board concerning stock-based compensation as in effect from time to time, and other extraordinary or non-recurring non-cash expenses, minus, to the extent added in determining such Consolidated Net Income, any extraordinary or non-recurring non-cash income. EBITDA shall be determined on a pro forma basis after giving effect to all Acquisitions made by the Company or any Subsidiary at any time during the applicable fiscal period, in each case as if such Acquisition had occurred at the beginning of such fiscal period.
3.7.	FirstGuard Divestiture. The following definition is inserted in Section 1:

FirstGuard Divestiture means the sale, transfer, or contribution by the applicable Loan Parties of their right, title, and interest in and to the Capital Securities or assets of those Loan Parties obligated under the FirstGuard Health Plans on fair and reasonable terms and on an arm’s length basis.

3.8.	FirstGuard Health Plans. The following definition is inserted in Section 1:

FirstGuard Health Plans means the health plans managed by certain Loan Parties under contracts between certain Loan Parties and the States of Missouri and Kansas.
3.9. Loan Party. The definition of “Loan Party” in Section 1 is deleted in its entirety and replaced with the following:
Loan Party means the Company and each of its Subsidiaries (direct or indirect, whether now existing or hereafter created) separately, excluding any Dormant Subsidiary so long as it qualifies as a Dormant Subsidiary hereunder, but specifically including Centene Management Company LLC, a Wisconsin limited liability company, Centene Company of Texas, L.P., a Texas limited partnership, Managed Health Services Insurance Corp., a Wisconsin corporation, Superior HealthPlan, Inc., a Texas corporation, Coordinated Care Corporation Indiana, Inc., an Indiana corporation, MHS Consulting Corporation, a Wisconsin corporation, Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin insurance company, University Health Plans, Inc., a New Jersey corporation, CenCorp Consulting Company, Inc., a Delaware corporation, Buckeye Community Health Plan, Inc., an Ohio corporation, Centene Holdings LLC, a Delaware limited liability company, CCTX Holdings, LLC, a Delaware limited liability company, AirLogix, Inc., a Delaware corporation, FirstGuard, Inc., a Delaware corporation, FirstGuard Health Plan, Inc., a Missouri corporation, Peach State Health Plan, Inc., a Georgia corporation, CMC Real Estate Company, LLC, a Delaware limited liability company, Cenphiny Management, LLC, a Delaware limited liability company, NurseWise Holdings LLC, a Delaware limited liability company, NurseWise (SM) LP, a Delaware limited partnership, Cenpatico Behavioral Health, LLC, a California limited liability company, Cenpatico Behavioral Health of Texas, Inc., a Texas corporation, Desert Springs Professionals, LLC, an Arizona limited liability company, CBHSP Arizona, Inc., an Arizona corporation, Integrated Mental

Health Management, LLC, a Texas limited liability company, Integrated Mental Health Services, a Texas corporation, Cenpatico Behavioral Health Wisconsin, LLC, a Wisconsin limited liability company, Cenpatico Behavioral Health of Arizona, LLC, an Arizona limited liability company, Firstguard Health Plan Kansas, Inc., a Kansas corporation, Centene Plaza Redevelopment Corporation, a Missouri corporation, US Script, Inc., a Delaware corporation, LBB Industries, Inc., a Texas corporation, RX Direct, Inc., a Texas corporation, OptiCare Managed Vision, Inc., a Delaware corporation, Nurse Response, Inc., a Delaware corporation, Cardium Health Services Corp., a Delaware corporation, SilverSummit Healthplan, Inc., a Nevada corporation, Bridgeway Health Solutions LLC, a Delaware limited liability company, Bridgeway Health Solutions Arizona LLC, an Arizona limited liability company, OptiCare Vision Company, Inc., a Delaware corporation, Opticare Vision Insurance Company, Inc., a South Carolina corporation, Opticare IPA of New York, Inc., a New York corporation, Total Vision, Inc., a Delaware corporation, AECC Total Vision Health Plan of Texas, Inc., a Texas corporation, OcuCare Systems, Inc., a Florida corporation, and HealthSuite Partners, LLC, a Delaware limited liability company. The words “Loan Parties” refer to the Company and its now existing or hereafter created Subsidiaries (whether direct or indirect), excluding any Dormant Subsidiary so long as it qualifies as a Dormant Subsidiary hereunder, but specifically including each of the Persons specifically mentioned in the prior sentence, collectively. The Company agrees that any Subsidiary which is a Dormant Subsidiary will automatically become a Loan Party hereunder without any further action if at any time such Subsidiary ceases to be a Dormant Subsidiary.

3.10.	Other Bank Documents. The following definition is inserted in Section 1:

Other Bank Documents means that certain Revolving Loan Agreement for $25,000,000 between CMC Real Estate Company, LLC and Regions Bank, N.A. dated as of May 22, 2006, that certain promissory note dated August 8, 2003 in the original principal amount of $8,000,000 executed by CMC Real Estate Company, LLC and payable to the order of Midwest BankCentre, that certain promissory note dated November 30, 2004 in the original principal amount of $5,500,000 executed by CMC Real Estate Company, LLC and payable to the order of Midwest BankCentre, and all instruments, documents, and agreements executed or delivered from time to time in connection therewith, in each case as amended, restated, supplemented or otherwise modified from time to time.
3.11. Required Capital. The definition of “Required Capital” in Section 1 is amended by replacing the figure “210%” with the figure “300%”.
3.12. Revolving Commitment. The definition of “Revolving Commitment” in Section 1 is amended by replacing the figure “$200,000,000.00” with the figure “$300,000,000.00”.
3.13. Term Indebtedness. The following definition is inserted in Section 1:

Term Indebtedness means the Debt of Company under any Term Indebtedness Documents from time to time.
3.14. Term Indebtedness Documents. The following definition is inserted in Section 1:
Term Indebtedness Documents means that certain indenture and/or other instruments, documents, and agreements to be executed or delivered from time to time in connection with any Term Indebtedness Transaction, in each case as amended, restated, supplemented or otherwise modified from time to time.
3.15. Term Indebtedness Transaction. The following definition is inserted in Section 1:
Term Indebtedness Transaction means any transaction pursuant to which Company publicly issues its bonds.
3.16. Termination Date. The definition of “Termination Date” in Section 1 is amended by replacing the date “September 9, 2010” with the date “September 21, 2011”.
3.17. Increase in Revolving Commitment. Section 2.1.2 is amended by replacing the words “up to an aggregate amount not exceeding $75,000,000 (resulting in a maximum Revolving Commitment of $275,000,000)” in the first sentence with the words “up to an aggregate amount not exceeding $100,000,000 (resulting in a maximum Revolving Commitment of $400,000,000)”.
3.18. L/C Commitment. Section 2.1.3 is amended by replacing the words “the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $50,000,000” in clause (a) with the words “the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $75,000,000”.
3.19. Financial Condition. Section 9.4 is amended by replacing the dates “December 31, 2004” and “June 30, 2005” with the dates “December 31, 2005” and “June 30, 2006”, respectively.
3.20. No Material Adverse Change. Section 9.5 is amended by replacing the date “December 31, 2004” with the date “December 31, 2005”.
3.21. No Default. Section 9.22 is amended by inserting the following sentence at the end thereof: “No breach or default by Company has occurred with respect to any Term Indebtedness.”
3.22. Capital Leases. Section 9.29 is amended by deleting the figure “$15,000,000” and replacing it with the words “the aggregate amount permitted with respect to Capital Leases permitted under Sections 11.1(i) and (j).”
3.23. Negative Pledges. Section 9.31 is deleted in its entirety and replaced with the following:
9.31 Negative Pledges. Except for the Loan Documents, the Other Bank Documents, the Centene Plaza Documents, and any Term Indebtedness Documents, no Loan Party is a party to or bound by any contract, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge, hypothecation agreement, assignment, or other agreement or undertaking, or any security, which prohibits the creation or existence of any Lien upon or assignment or conveyance of any of its assets.
3.24. Term Indebtedness Transaction and Term Indebtedness Documents. 10.1 is amended by inserting the following Section 10.1.12:
10.1.12 Term Indebtedness Documents. Promptly upon execution of any Term Indebtedness Documents, true and correct copies of all Term Indebtedness Documents (together with any amendments, restatements, supplements, or modifications thereto).
3.25. Debt. Section 11.1 is deleted in its entirety and replaced with the following:
11.1 Debt. Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:
     (a) Obligations under this Agreement and the other Loan Documents;
     (b) Debt of Loan Parties (including the Company) secured by Liens on real or personal property permitted by Section 11.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $10,000,000;
     (c) Debt of Loan Parties other than the Company (and which is non-recourse to the Company) secured only by Liens on real property permitted by Section 11.2(d), and extensions, renewals and refinancings thereof; provided, that the aggregate amount of all such Debt at any time outstanding shall not exceed $45,000,000;
     (d) Debt (including any Term Indebtedness) which is unsecured provided that (i) the incurrence of such Debt (or Term Indebtedness) would not reasonably be expected to cause, either immediately or in the foreseeable future, a violation of the covenant contained in Section 11.14.2 and (ii) the documents governing such Debt (or any Term Indebtedness Documents in the case of any Term Indebtedness) do not contain covenants (including quantitative covenants and financial covenants) which are more restrictive than the covenants contained in this Agreement or which the Loan Parties could violate without violating the covenants contained in this Agreement;
     (e) Subordinated Debt which is unsecured;
     (f) Debt of Loan Parties the proceeds of which are used for the Centene Plaza Project, secured only by Liens permitted by Section 11.2(e), and extensions, renewals and refinancings thereof; provided, that (i) the aggregate amount of all such Debt at any time outstanding shall not exceed $70,000,000, and (ii) the incurrence of such Debt would not reasonably be expected to cause, either immediately or in the foreseeable future, a violation of the covenant contained in Section 11.14.2
     (g) Hedging Obligations approved by Administrative Agent and incurred in favor of a Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;
     (h) Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased (it being agreed that any increase will be permitted without the consent of the Administrative Agent and the Required Lenders only to the extent that such additional Debt is otherwise permitted pursuant to clauses (b), (c), (d), (e), or (f) of this Section 11.1);
     (i) Debt under intercompany Capital Leases, in which both lessor and lessee are Loan Parties, relating to any Loan Party’s occupancy of office space within the complex known as Centene Plaza for capital assets whose aggregate cost if purchased would not exceed $70,000,000 (provided, that the aggregate Debt under clause (f) of this Section 11.1 and this clause (i) of this Section 11.1 which the Company would be required under GAAP to show on its consolidated balance sheet will not exceed $70,000,000);
     (j) Debt under Capital Leases (excluding any Capital Leases permitted under clause (i) of this Section 11.1) for capital assets whose aggregate cost if purchased would not exceed $30,000,000;
     (k) Indirect Obligations which do not exceed $2,000,000 in the aggregate at any time;
     (l) Indirect Obligations arising with respect to customary indemnification obligations in favor of sellers in connection with Acquisitions permitted under Section 11.5 and purchasers in connection with dispositions permitted under Section 11.5;
     (m) Indirect Obligations arising with respect to performance guaranties (which may include payment obligations) provided by a Loan Party on behalf of another Loan Party in the ordinary course of business; and
     (n) Debt of any Loan Party to the Company which results from an Investment made by the Company in such Loan Party pursuant to, and permitted by, Section 11.11(b).
3.26. Liens. Section 11.2 is deleted in its entirety and replaced with the following:
11.2 Liens. Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:
     (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;
     (b) Liens arising in the ordinary course of business (such as (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;
     (c) Liens described on Schedule 11.2 as of the Closing Date;
     (d) (i) subject to the limitation set forth in Sections 11.1(b) and (c), Liens that constitute purchase money security interests on any property (including mortgage liens on real property) securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired; and (ii) subject to the limitation set forth in Section 11.1(i) and Section 11.1(j), Liens arising in connection with Capital Leases (and attaching only to the property being leased);
     (e) Liens in the real property, fixtures, improvements, construction materials, surveys, plans, designs, specifications, construction contracts and architecture contracts relating to the Centene Plaza Project, together with any other assets of any Loan Party relating to such development and construction which customarily secure construction loans, which secure Debt permitted by Section 11.1(f);
     (f) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $5,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;
     (g) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

     (h) Liens arising under the Loan Documents; and
     (i) the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).
3.27. Centene Plaza Divestiture and FirstGuard Divestiture. Section 11.5 is amended by inserting the words “, the Centene Plaza Divestiture, or the FirstGuard Divestiture” after the words “GPA Divestiture”.
3.28. Inconsistent Agreements. Section 11.9 is amended by deleting clause (b) in its entirety and replacing it with the following: “(b) prohibit any Loan Party from granting a Lien on any of its assets to Administrative Agent and the Lenders (provided, however, that this clause (b) shall not be deemed to be violated by Company entering into any Term Indebtedness Documents, the Other Bank Documents, or the Centene Plaza Documents),”.
3.29. Total Debt to EBITDA Ratio. Section 11.14.2 is deleted in its entirety and replaced with the following:
11.14.2 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio for any Computation Period ending prior to the incurrence of any Term Indebtedness or while any Term Indebtedness is not outstanding to exceed 2.75 to 1.00, and not permit the Total Debt to EBITDA Ratio for any other Computation Period to exceed 3.00 to 1.00.
3.30. Minimum Net Worth. Section 11.14.3 is deleted in its entirety and replaced with the following:
11.14.3 Minimum Net Worth. Not permit the Net Worth of the Company and its Subsidiaries to be less than $315,000,000 (the “Initial Required Net Worth Amount”) as of June 30, 2006, or as of the end of each Fiscal Quarter to be less than an amount equal to the sum of $315,000,000 plus the sum of (a) an amount equal to 50% of Consolidated Net Income (without deduction for losses) on a cumulative basis from and after July 1, 2006, (b) an amount equal to 50% of the net proceeds (defined as gross proceeds less reasonable brokers’ and underwriters’ fees and commissions and other reasonable expenses of the issuance) of the issuance by Company or any other Loan Party of any Capital Securities on a cumulative basis from the Closing Date through the date of measurement, and (c) an amount equal to 50% of any increase in the Net Worth of the Company and its Subsidiaries associated with an Acquisition permitted by Section 11.5 on a cumulative basis from the Closing Date through the date of measurement, provided, that for purposes of this Section 11.14.3, Company’s Net Worth shall be calculated net of the effect of any non-cash impairments taken related to the FirstGuard Health Plans and up to five percent (5%) of the Initial Required Net Worth Amount for any cash expenses related to exit costs for the FirstGuard Health Plans.
3.31. Guaranties. Section 11 is amended by inserting the following Section 11.21:

11.21 Guaranties. Not permit any Loan Party to deliver a guaranty in respect of any Term Indebtedness or otherwise become directly or indirectly liable for all or any part of any Term Indebtedness, and not permit any Loan Party to deliver a guaranty in respect of any other Debt or otherwise become directly or indirectly liable for all or any part of any other Debt, except for guaranties of Debt (other than any Term Indebtedness) permitted by Section 11.1.
3.32. Non-Payment of Other Debt. Section 13.1.2 is deleted in its entirety and replaced with the following:
13.1.2 Default under Other Debt. Any default shall occur under the terms applicable to any Debt of any Loan Party individually or in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $5,000,000, or under the terms applicable to any Term Indebtedness, and such default shall (a) consist of the failure to pay such Debt (including any Term Indebtedness) when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt (including any Term Indebtedness) or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt (including any Term Indebtedness) to become due and payable (or require any Loan Party to purchase or redeem such Debt (including any Term Indebtedness) or post cash Collateral in respect thereof) prior to its expressed maturity.
3.33. Indemnification. Section 15.17 is amended by inserting the word “, PENALTIES” after the words “SUITS, LOSSES, LIABILITIES, DAMAGES”.
3.34. Annex A. Annex A is deleted in its entirety and replaced with Annex A attached hereto.
3.35. Annex B. Annex B is deleted in its entirety and replaced with Annex B attached hereto.
3.36. Exhibit B. Exhibit B is deleted in its entirety and replaced with Exhibit B attached hereto.
3.37. Schedules. Schedules 9.8, 9.16, 9.17, and 11.11 are amended as described in Exhibit C attached hereto.
4. Representations and Warranties. Company hereby represents and warrants to Administrative Agent and each Lender that (i) this Amendment and each and every other document and instrument delivered by Company in connection with this Amendment (each, an Amendment Document and, collectively, the Amendment Documents) has been duly authorized by its Board of Directors, (ii) no consents are necessary from any third Person for its execution, delivery or performance of the Amendment Documents to which it is a party which have not been obtained and a copy thereof delivered to Administrative Agent, (iii) each of the Amendment Documents to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability thereof against it may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally or by equitable principles of general application (whether considered in an action at law or in equity), (iv) all of the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct with the same force and effect as if made on and as of the effective date of this Amendment, except that with respect to the representations and warranties made regarding financial data, such representations and warranties are hereby made with respect to the most recent financial statements and other financial data (in the form required by the Original Loan Agreement) delivered by it to Administrative Agent, and (v) there exists no Unmatured Event of Default or Event of Default under the Original Loan Agreement.
5. Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or the Lenders under the Original Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Original Loan Agreement or any of the other Loan Documents or any Unmatured Event of Default or Event of Default, nor act as a release or subordination of the Liens (if any) of Administrative Agent under the Loan Documents, except as expressly provided herein. Each reference in the Original Loan Agreement to the Agreement, hereunder, hereof, herein, or words of like import, shall be read as referring to the Original Loan Agreement as amended hereby. Each reference in the other Loan Documents to the Loan Agreement shall be read as referring to the Original Loan Agreement, as amended hereby.
6. Reaffirmation. Company hereby acknowledges and confirms that (i) except as expressly amended hereby, the Original Loan Agreement and other Loan Documents remain in full force and effect, (ii) the Loan Agreement, as amended hereby, is in full force and effect, (iii) it has no defenses to its obligations under the Loan Agreement or any of the other Loan Documents to which it is a party, (iv) the Liens of Administrative Agent under the Loan Documents (if any) continue in full force and effect and have the same priority as before this Amendment except as expressly provided herein, and (v) it has no claim against Administrative Agent or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents.
7. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts, each of which shall be deemed an original, but all of which counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.
8. Counterpart Facsimile Execution. This Amendment, or a signature page thereto intended to be attached to a copy of this Amendment, signed and transmitted by electronic mail, facsimile machine or telecopier shall be deemed and treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any electronic mail, facsimile or telecopy document is to be re-executed in original form by the Persons who executed the electronic mail, facsimile or telecopy document. No party hereto may raise the use of electronic mail, facsimile machine or telecopier or the fact that any signature was transmitted through the use of electronic mail or a facsimile or telecopier machine as a defense to the enforcement of this Amendment.
9. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions.

10. Section Titles. The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.
11. Incorporation By Reference. Administrative Agent, the Lenders, and Company hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Amendment by this reference.
12. New Titles. Wachovia Bank, National Association is hereby given the title of “Syndication Agent” under the Loan Agreement and the Loan Documents. Nothing contained in the foregoing sentence shall give Wachovia Bank, National Association any additional rights or obligations under the Loan Agreement or the Loan Documents. The title of “Co-Syndication Agent” is hereby removed from National City Bank and Wachovia Bank, National Association.
13. Statutory Notice — Oral Commitments. Nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents or this Amendment:
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (COMPANY) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
COMPANY ACKNOWLEDGES THAT THERE ARE NO OTHER AGREEMENTS BETWEEN ADMINISTRATIVE AGENT OR ANY LENDER AND COMPANY, ORAL OR WRITTEN, CONCERNING THE SUBJECT MATTER OF THE LOAN DOCUMENTS, AND THAT ALL PRIOR AGREEMENTS CONCERNING THE SAME SUBJECT MATTER, INCLUDING ANY PROPOSAL, TERM SHEET OR LETTER, ARE MERGED INTO THE LOAN DOCUMENTS AND THEREBY EXTINGUISHED.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by appropriate duly authorized officers as of the date first above written.

Company:

CENTENE CORPORATION

By:	/s/ J. Per Brodin

Name: J. Per Brodin
Title: SrVP & CFO

Administrative Agent:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Sam L. Dendrinos

Name: Sam L. Dendrinos
Title: First Vice President

Lenders:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Sam L. Dendrinos

Name: Sam L. Dendrinos
Title: First Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Jeanette A. Griffin

Name: Jeanette A. Griffin
Title: Director

NATIONAL CITY BANK (formerly National City Bank of the Midwest)

By:	/s/ Heather Hinkelman

Name: Heather Hinkelman
Title: Banking Officer

SUNTRUST BANK

By:	/s/ John W. Teasley

Name: John W. Teasley
Title: Director

REGIONS BANK

By:	/s/ Anne D. Silvestri

Name: Anne D. Silvestri
Title: SVP

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ John C. Rowland

Name: John C. Rowland
Title: Vice President

ANNEX A
LENDERS AND PRO RATA SHARES

	Revolving
Lender	Commitment Amount	Pro Rata Share
LaSalle Bank National Association	$90,000,000.00	30.000000000%

Wachovia Bank, National Association	$65,000,000.00	21.666666667%

National City Bank	$35,000,000.00	11.666666667%

SunTrust Bank	$35,000,000.00	11.666666667%

Regions Bank	$35,000,000.00	11.666666667%

Merrill Lynch Capital Corporation	$40,000,000.00	13.333333333%

TOTALS	$300,000,000.00	100.000000000%

ANNEX B
ADDRESSES FOR NOTICES
CENTENE CORPORATION
7711 Carondelet Avenue, Suite 800
Clayton, Missouri 63105
Attention: J. Per Brodin, Chief Financial Officer
Telephone: 314-725-4477
Facsimile: 314-725-5180
LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, Co-Lead Arranger, Issuing Lender and a Lender
Notices of Borrowing , Conversion, and Continuation
135 South LaSalle Street
Chicago, Illinois 60603
Attention: Israel Balaguer
Telephone: (312) 992-2843
Facsimile: (312) 904-4448
Notices of Letter of Credit Issuance
135 South LaSalle Street
Chicago, Illinois 60603
Attention: Bryen Zimmerman
Telephone: (312) 904-7745
Facsimile: (312) 904-6303
All Other Notices
135 South LaSalle Street
Chicago, Illinois 60603
Attention: Sam L. Dendrinos
Telephone: (312) 904-8101
Facsimile: (312) 904-4364
WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent, Co-Lead Arranger, and a Lender
301 South College Street
Charlotte, North Carolina 28288
Attention: James Hill
Telephone: (704) 383-6234
Facsimile: (704) 383-7992

With a copy to:
1 S. Broad Street, PA4152
Philadelphia, Pennsylvania 19107
Jeanette Griffin
Telephone: (267) 321-6615
Facsimile: (267) 321-6700
NATIONAL CITY BANK, as a Lender
120 S. Central Avenue
Locator 56-SLWB08
Clayton, Missouri 63105
Attention: S. Farris Tzinberg
Telephone: (314) 898-1215
Facsimile: (314) 898-1401
SUNTRUST BANK, as a Lender
201 4th Avenue, North
Nashville, Tennessee 37219
Attention: William Priester
Telephone: (615) 748-5969
Facsimile: (615) 748-5269
REGIONS BANK, as a Lender
8182 Maryland Avenue
St. Louis, Missouri 63105
Attention: Anne Silvestri
Telephone: (314) 615-2372
Facsimile: (314) 615-2355
MERRILL LYNCH CAPITAL CORPORATION, as a Lender
4 World Financial Center (22nd Floor)
New York, New York 10080
Attention: John Rowland
Telephone: (212) 449-1351
Facsimile: (212) 738-1186

Exhibit A
Documents and Requirements
1.	Revolving Notes:
a.	LaSalle Bank National Association ($90,000,000.00)

b.	Wachovia Bank, National Association ($65,000,000.00)

c.	National City Bank ($35,000,000.00)

d.	SunTrust Bank ($35,000,000.00)

e.	Regions Bank ($35,000,000.00)

f.	Merrill Lynch Capital Corporation ($40,000,000.00)
2.	Closing Certificate

3.	Master Assignment and Acceptance Agreement

4.	Agent Fee Letter

5.	Current insurance certificates for Company and each Loan Party evidencing that Company and each Loan Party has in force insurance meeting the applicable requirements of the Credit Agreement

6.	UCC Searches for Company with Delaware Secretary of State

7.	Secretary’s Certificate of Company (certifying resolutions, Certificate of Incorporation, By-laws and Incumbency)

8.	Organizational chart, certified by Company as true, correct, and complete

9.	Good Standing Certificates for Company from the Secretaries of State of Missouri and Delaware.

10.	Legal Opinion of Company’s counsel

11.	Such other documents, reports and information as Administrative Agent or Administrative Agent’s counsel deems reasonable and necessary

12.	Payment of Administrative Agent’s costs and expenses (including payment of Lewis, Rice & Fingersh invoice) and payment of all fees due Administrative Agent and the Lenders under the Agent Fee Letter.

Exhibit B
Compliance Certificate
FORM OF COMPLIANCE CERTIFICATE
To: LaSalle Bank National Association, as Administrative Agent
     Please refer to the Credit Agreement dated as of September 14, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Centene Corporation (the “Company”), various financial institutions and LaSalle Bank National Association, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.
I.	Reports. A copy of the [annual audited/quarterly] report of the Company as at ___, ___(the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied [is enclosed herewith][may be found at the Company’s website at www.centene.com].
II.	Financial Tests. The Company hereby certifies and warrants to Administrative Agent, Issuing Lender and each Lender that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement and each of the enclosed are true and correct as at the Computation Date:
A. Section 11.14.1 — Minimum Fixed Charge Coverage Ratio

1.	EBITDA

	a.	Consolidated Net Income	$

	b.	cash Interest Expense	$

	c.	income tax expense	$

	d.	depreciation expense	$

	e.	amortization expense	$

	f.	other non-cash expenses (see definition)	$

	g.	minus non-cash income (see definition)	$

	h.	pro forma EBITDA from Acquisitions (without duplication of above)	$

	i.	EBITDA (sum of a, b, c, d, e, f, and h, minus g)	$

2.	income taxes paid		$

ii

3.	unfinanced Capital Expenditures	$

4.	cash dividends paid	$

5.	sum of (2), (3),and (4)	$

6.	remainder of (1)(i) minus (5)	$

7.	cash Interest Expense	$

8.	required payments of principal of Funded Debt (excluding Revolving Loans)	$

9.	sum of (7) and (8)	$

10.	ratio of (6) to (9)	to 1

11.	minimum required	1.75 to 1

B. Section 11.14.2 - Maximum Total Debt to EBITDA Ratio

1.	Total Debt	$

2.	EBITDA (from (A)(1)(i) above)	$

3.	ratio of (1) to (2)	to 1

4.	maximum allowed	2.75 to 1 or 3.00 to 1 (as applicable)
C Section 11.14.3 — Minimum Net Worth

1.	Net Worth		$

2.	minimum required Net Worth

	a.	base amount	$315,000,000

	b.	50% of cumulative Consolidated Net Income since 7/1/06	$

	c.	50% of net proceeds from issuance of Capital Securities	$

	d.	50% of net proceeds from increases in Net Worth attributable to Acquisitions	$

	e.	minimum required Net Worth (sum of a, b, c, and d)	$ ]

     The Company further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.
     The Company has caused this Certificate to be executed and delivered by its duly authorized officer on ___, ___.

CENTENE CORPORATION

By:

Title:

ii